UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 9, 2009

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34196	56-2408571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Carillon Point, Kirkland, WA 98033
(Address of Principal Executive Offices) (Zip Code)
(425) 216-7600
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          12% Senior Secured Notes due 2015
     On December 9, 2009, Clearwire Escrow Corporation ( “Clearwire Escrow”), a newly formed wholly-owned subsidiary of Clearwire Communications LLC (“Clearwire Communications”), an operating subsidiary of Clearwire Corporation, completed the sale of $920.0 million of aggregate principal amount of 12% senior secured notes due 2015 (the “Additional Notes”) at an issue price of 97.9%. This offering (the “Offering”) is in addition to the completion of the offering of $1,852,494,000 aggregate principal amount of 12% senior secured notes due 2015 (the “Initial Notes”), issued by Clearwire Communications and Clearwire Finance, Inc. (“Clearwire Finance”), that closed on November 24, 2009. Clearwire Escrow is designated as an “Unrestricted Subsidiary” in the indenture governing the Initial Notes. The Additional Notes were sold to qualified institutional buyers in accordance with Rule 144A, and to persons outside the U.S. pursuant to Regulation S under the Securities Act of 1933, as amended.
     Clearwire Escrow deposited the gross proceeds of the Offering (the “Initial Deposit”) into a segregated escrow account (the “Escrow Account”) where the proceeds will remain until the earlier of (i) the date on which the “Escrow Conditions” (as defined below) are satisfied, (ii) the date on which Clearwire Communications determines in its sole discretion that the Escrow Conditions cannot be satisfied and (iii) June 9, 2010, at which time the net proceeds will be released from escrow on the “Escrow Release Date” in accordance with the related escrow agreement. The Escrow Conditions are satisfied upon (1) the designation by Clearwire Communications of the Additional Notes and the Guarantees (as defined below) as “Other Pari Passu Lien Obligations” in accordance with Section 7.19 of the Collateral Agreement (as defined below) and the execution of the Consent Agreement (as defined below), (2) the consummation of the Assumption (as defined below) and (3) the closing of the second phase of the $1.564 billion in new investment capital from Sprint Nextel Corporation, Comcast Corporation, Time Warner Cable Inc., Intel Corporation, Eagle River Holdings, LLC and Bright House Networks, LLC (the “Second Investment Closing”). As previously announced, Clearwire Communications received approximately $1.057 billion in cash from the equity financing on November 13, 2009 and expects to receive an additional $440 million in cash at the Second Investment Closing, which is targeted to be completed by year end 2009, and the remaining $66 million will be funded at a third closing, which is targeted to be completed during the first quarter of 2010.
     The proceeds of the Additional Notes are currently pledged for the benefit of the trustee and collateral agent under the related indenture for the benefit of the holders of the Additional Notes and once released from the Escrow Account on the Escrow Release Date, will be used for Clearwire Communications’ general corporate purposes and to pay fees and expenses to the escrow agent and the initial purchaser of the Additional Notes. If the Second Investment closing is consummated, then Clearwire Communications and Clearwire Finance will assume all of Clearwire Escrow’s obligations under the Additional Notes and all of the gross proceeds from the Offering (minus certain fees and expenses related to the Offering) will be released to Clearwire Escrow. If the Escrow Conditions are not satisfied on or prior to June 9, 2010 or such earlier date as Clearwire Communications determines in its sole discretion that the Escrow Conditions cannot be satisfied, $380 million in aggregate principal amount of the Additional Notes (the “Redemption Amount”) will be subject to a special mandatory redemption on a pro rata basis from the holders of the Additional Notes and obligations under the remaining $540 million of Additional Notes shall be assumed by Clearwire Communications and Clearwire Finance. In this case, the funds are to be released from the Escrow Account to pay certain fees and expenses and to the Trustee, to make the special mandatory redemption. The remaining funds will be released to Clearwire Escrow. The special mandatory redemption price for the Redemption Amount of the Additional Notes is $372,191,000, plus interest accrued on $372,191,000 from December 9, 2009 to, but excluding, the Escrow Release Date, calculated using a rate of 12.5% per annum.
     The Additional Notes have substantially identical terms as the Initial Notes and are pari passu with the Initial Notes, but are a different series of notes. The Additional Notes will be guaranteed prior to or currently with the release of proceeds from the Escrow Account on the same basis as guarantees of the Initial Notes; provided that if the Escrow Conditions are not satisfied, the Guarantees will only be with respect to the Additional Notes assumed by Clearwire Communications and Clearwire Finance. Prior to or concurrently with release of proceeds from the Escrow Account, the assumed Additional Notes will be secured on the same basis as the Initial Notes by certain wholly-owned domestic subsidiaries of Clearwire Communications (the “Guarantors”) pursuant to a joinder (the “Consent Agreement”) to the Collateral Agreement, dated as of November 24, 2009 (the “Collateral Agreement”), by and among Clearwire Finance, Clearwire Communications, the Guarantors and Wilmington Trust FSB, as collateral agent.

     The Additional Notes were issued pursuant to an Indenture, dated as of December 9, 2009 (the “Indenture”), between Clearwire Escrow and Wilmington Trust FSB, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). In connection with the assumption of all or $540 million of Additional Notes by Clearwire Communications and Clearwire Finance (as discussed above, the “Assumption”) on the Escrow Release Date, Clearwire Escrow, Clearwire Finance, Clearwire Communications, the Guarantors, the Trustee and the Collateral Agent will enter into a supplemental indenture (the “Supplemental Indenture”) to the Indenture whereby (i) Clearwire Finance and Clearwire Communications will assume Clearwire Escrow’s obligations under the Indenture with respect to the assumed Additional Notes and (ii) the Guarantors will guarantee the obligations under the Indenture and the assumed Additional Notes (the “Guarantees”). Under the Indenture the “Issuer” is Clearwire Escrow prior to the Assumption and Clearwire Communications and Clearwire Finance thereafter.
     The Additional Notes bear interest at a rate of 12% and mature on December 1, 2015. Interest on the Additional Notes will be payable on December 1 and June 1 of each year, commencing on June 1, 2010.
     The Indenture limits the Issuer’s ability and the ability of its restricted subsidiaries to take the following actions (on and after the Escrow Release Date): incur additional indebtedness or issue certain preferred shares; pay dividends on or make other distributions in respect of the Issuer’s capital stock or make other restricted payments; create liens on certain assets to secure debt; make certain investments; sell certain assets; make capital expenditures; agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Issuer; consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuer’s assets; enter into sale and leaseback transactions; enter into transactions with the Issuer’s affiliates; and designate the Issuer’s subsidiaries as “Unrestricted Subsidiaries” (except in compliance with the Indenture). Prior to the Escrow Release Date, Clearwire Escrow’s activities are restricted to the issuance of the Additional Notes and performing its obligations in respect of the Additional Notes under the Indenture and the Escrow Agreement. Certain of these limitations will be suspended on or after the Escrow Release Date if the Additional Notes receive a rating of “BBB-” or higher from Standard & Poor’s Rating Services and “Baa3” or higher from Moody’s Investors Service, Inc., or an equivalent rating by any other nationally recognized statistical rating agency.
     At any time and from time to time, prior to December 1, 2012, the Issuer may redeem up to 35% of the original principal amount of the Additional Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 112% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption.
     On and after December 1, 2012, the Additional Notes may be redeemed by the Issuer at the following redemption prices (in each case together with accrued and unpaid interest): at any time from and after December 1, 2012, 106%, at any time from and after December 1, 2013, 103%, at any time from and after December 1, 2014, 100%.
     Upon the occurrence of a change of control (as defined in the Indenture) from and after the Escrow Release Date, any holder of Additional Notes will have the right to require the Issuer to repurchase all or any part of the Additional Notes of such holder at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.
     If the Issuer or its restricted subsidiaries sell assets from and after the Escrow Release Date under certain circumstances, the Issuer will be required to use the net proceeds to make an offer to all holders to purchase Additional Notes, at an offer price in cash in an amount equal to 100% of the principal amount of the Additional Notes and such other indebtedness, plus accrued and unpaid interest to the date of purchase.
     The Indenture contains customary events of default. If an event of default occurs and is continuing, the Trustee or holders of at least 25% in principal amount of the outstanding Additional Notes may declare the principal of premium, if any, and accrued and unpaid interest, if any, on all the Additional Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are events of default which shall result in the Additional Notes being due and payable immediately upon the occurrence of such events of default.
     The Additional Notes were not registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements. This current report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy the Additional Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.
     In connection with the sale of the Additional Notes, on December 9, 2009, Clearwire Escrow and Clearwire Communications entered into the Escrow Agreement with Wilmington Trust FSB, as escrow agent (the “Escrow Agent”) and the Trustee. Pursuant to the Escrow Agreement, the Escrow Agent agrees to hold the Initial Deposit plus all interest, dividends and other distributions and payments on any of the foregoing received or receivable by the Escrow Agent, less any property and/or funds distributed or paid in accordance with the Escrow Agreement (collectively, the “Escrow Property”), in the Escrow Account until the Escrow Release Date (or such earlier date as specified in the Escrow Agreement). The Escrow Agent will release the Escrow Property (after the deduction of certain fees and expenses related to the Offering) from the Escrow Account to Clearwire Escrow in accordance with the terms and provisions set forth in the Escrow Agreement; provided that if the Escrow Conditions are not satisfied, proceeds from the Escrow Account shall be used to satisfy the Redemption Amount (after the deduction of certain fees and expenses related to the Offering) and the remaining funds will be released to Clearwire Escrow. The release of Escrow Property on the Escrow Release Date shall occur concurrently with the consummation of the Assumption, the execution and delivery of the Supplemental Indenture and the Consent Agreement.
     Upon consummation of the Assumption and the execution and delivery of the Consent Agreement and a certificate by Clearwire Communications designating the assumed Additional Notes and the Guarantees as “Other Pari Passu Lien Obligations” (under the Collateral Agreement), the assumed Additional Notes and the Guarantees will be secured by a first-priority lien, subject to permitted liens, on substantially all of the assets of Clearwire Communications, Clearwire Finance and the Guarantors, including, but not limited to, all accounts receivable, plant, property and equipment (but excluding real property and certain spectrum leases), inventory, intangible assets and the capital stock of any domestic subsidiary held by Clearwire Communications and any Guarantor (excluding certain unrestricted subsidiaries, foreign subsidiaries and joint ventures held by Clearwire Communications).
     A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Escrow Agreement is attached as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein. The descriptions of the material terms of the Indenture and the Escrow Agreement are qualified in their entirety by reference to such exhibits.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Additional Notes are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On December 11, 2009, the board of directors of Clearwire Corporation (the “Company”) approved amendments to the Code of Conduct and Ethics for the Company (the “Code of Conduct”), which applies to all directors, officers and employees of the Company. The Code of Conduct was amended to, among other things, provide more comprehensive coverage of certain topics, including customer privacy, anti-trust laws, information technology security, intellectual property, international business and employee relations. The foregoing summary of the amendments to the Code of Conduct is subject to and qualified in its entirety by reference to the full text of the Code of Conduct, as so amended, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.05. The amended Code of Conduct will be posted as soon as practicable in the Corporate Governance section of the Company’s website at www.clearwire.com.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 9, 2009, by and among Clearwire Escrow, the Trustee and the Collateral Agent.

4.2	Form of 12% Senior Secured Note (included in Exhibit 4.1).

4.3	Escrow Agreement, dated as of December 9, 2009, by and among Clearwire Escrow, Clearwire Communications, the Trustee and the Escrow Agent.

14.1	Code of Conduct and Ethics of the Company, dated as of December 11, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Clearwire Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION
Dated: December 14, 2009
	By:	/s/ Erik E. Prusch
Erik E. Prusch
Chief Financial Officer